Exhibit 8(f)(1)

ADMINISTRATION AGREEMENT

BlackRock Funds III

July 1, 2012

BlackRock Advisors, LLC

100 Bellevue Parkway

Wilmington, Delaware 19809

Ladies and Gentlemen:

This Administration Agreement, dated July 1, 2012, between BlackRock Funds III (the “Trust”) and BlackRock Advisors, LLC (“BlackRock”) confirms the agreement between the Trust on behalf of its series listed in the attached Appendix A, as such Appendix may be amended from time to time (collectively, the “Funds”), and BlackRock.

The parties agree as follows:

1. Trust. The Trust is a registered open-end, management investment company. The Trust engages in the business of investing and reinvesting the assets of each Fund in the manner and in accordance with the applicable investment objective, policies and restrictions specified in the Trust’s currently effective prospectuses and statements of additional information incorporated therein relating to the Funds and the Trust (such prospectuses and such statements of additional information being collectively referred to as the “Prospectuses”) included in the Registration Statement, as amended from time to time. The Funds are feeder funds that invest all of their assets in corresponding master portfolios of other registered investment companies (each a “Master Portfolio”) and, accordingly, the Trust has not engaged an adviser to manage the investing and reinvesting of the assets of such Funds.

2. Administrator. The Trust is engaging BlackRock to provide, or cause to be provided, the administrative services specified elsewhere in this Agreement, subject to the overall supervision of the Trust’s Board of Trustees.

3. Administrative Services. BlackRock agrees, at its expense (a) to supervise the administrative operations and undertake to provide, or cause to be provided, the services described on Appendix B, as such Appendix may be amended from time to time by the mutual consent of the parties (the provision of, and liability for, certain of such services to be allocated on such Appendix) in connection with the operations of the Trust and the Funds, including without limitation those functions that the Trust has authorized BlackRock, as its Administrator, to perform pursuant to the applicable Shareholder Servicing Plan, as amended from time to time, and, if applicable, the Shareholder Servicing and Processing Plan, as amended from time to time; (b) to take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to other service providers, as such may be required by the Trust from time to time; and (c) to provide all other administrative services reasonably necessary for the operation of the Funds, other than those services that are to be provided by the Trust’s transfer and dividend disbursing agent and custodian.

4. Expenses Borne by Administrator. Except as otherwise provided in this Agreement, BlackRock agrees to bear all costs of the operations of each Fund, including but not limited to governmental fees; interest charges; fees and expenses of its legal counsel (other than as set forth below) and its transfer agent and dividend disbursing agent; fees paid to shareholder servicing, shareholder servicing and processing, and other special purpose agents; expenses of preparing and printing any stock certificates, prospectuses, statements of additional information, shareholders’ reports, notices, proxy statements and reports to regulatory agencies; office supplies; premiums for fidelity bonds and errors and omissions and/or officers and trustees liability insurance; trade association membership dues; pricing services, if any; fees and expenses of any custodian and fund accountant, including those for keeping books and accounts and calculating the net asset value per share in the Funds; expenses of shareholders’ meetings; expenses relating to the issuance, registration, qualification and redemption of shares of the Funds; and organizational expenses. Notwithstanding anything to the contrary in this Agreement (but subject to the proviso to the first sentence of paragraph 5 below), BlackRock shall not be required to bear (a) any portion of brokerage or other expenses connected with the execution of portfolio securities transactions for a Master Portfolio, (b) fees payable to the investment adviser under its advisory contracts with, or on behalf of, a Master Portfolio, (c) any distribution and/or service fees payable as a result of any distribution and service plan adopted by the Board of Trustees pursuant to Rule 12b-1 under the 1940 Act, (d) each Fund’s pro rata portion of the compensation of the Trustees who are not “interested persons” (as defined in the Act) of the Trust (“Independent Trustees”), (e) travel expenses of the Independent Trustees in connection with their attendance at Board and other meetings relating to the Trust, (f) fees and expenses of legal counsel for the Independent Trustees, (g) fees and expenses of each Fund’s independent auditors, (h) litigation expenses (including counsel fees and expenses in connection with litigation), (i) taxes (including income, excise, transfer and withholding taxes), or (j) any other cost or expense that a majority of the Independent Trustees deems to be an extraordinary expense.

5. Administration Fees. In consideration of the administration services to be provided by BlackRock under this Agreement, the Trust shall pay BlackRock a monthly fee on behalf of each Fund on the first business day of each month at the applicable annual rates specified as a percentage of daily net assets on Appendix A attached to this Agreement, provided that the amount of the fee payable on behalf of such Fund shall be reduced by an amount equal to the amounts payable by such Fund for expenses described in paragraph 4(d), (e), (1) and (g) above. If the fees payable to BlackRock under this paragraph begin to accrue after the beginning of any month or if this Agreement terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of the month to the termination date, respectively, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. For purposes of calculating each such monthly fee, the value of each Fund’s net assets shall be computed in the manner specified in each Fund’s Prospectus, as supplemented from time to time, for the computation of the value of the Fund’s net assets in connection with the determination of the net asset value of a Fund’s shares. For purposes of this Agreement, a “business day” is any day the Fund is open for business.

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6. Standard of Care. BlackRock shall exercise reasonable care and shall give the Trust the benefit of its best judgment and efforts in rendering services under this Agreement. As an inducement to BlackRock’s undertaking to render services hereunder, the Trust agrees that BlackRock shall not be liable under this Agreement for any mistake in judgment or in any other event whatsoever, provided that nothing in this Agreement shall be deemed to protect or purport to protect BlackRock against any liability to the Trust or its shareholders to which BlackRock would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of BlackRock’s duties under this Agreement or by reason of reckless disregard of its obligations and duties hereunder.

7. Term, etc. This Agreement shall become effective on its execution date and shall remain in full force and effect for a period of two years or until terminated pursuant to the provisions of this paragraph, and it may be reapproved at least annually thereafter by the Trust’s Board of Trustees, including a majority of the Independent Trustees who are not parties to this Agreement. This Agreement may be terminated at any time without payment of any penalty, upon 60 days’ written notice, by vote of the Board of Trustees of the Trust or by BlackRock. BlackRock will cooperate with and assist the Trust, its agents and any successor administrator or administrators in any substitution/conversion process. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

8. Non-Exclusivity. Except to the extent necessary to perform BlackRock’s obligations under this Agreement, nothing herein shall be deemed to limit or restrict the right of BlackRock, or any affiliate or employee of BlackRock, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

10. Delegation. The Trust hereby agrees and acknowledges that BlackRock may delegate responsibility for any or all of the services to be provided hereunder to State Street Bank and Trust Company as sub-administrator or to other service providers, provided that BlackRock agrees to remain fully liable to the Trust for the provision of any service that BlackRock delegates to any co-administrator or sub-administrator.

11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterpart shall, together, constitute only one instrument.

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If the foregoing correctly sets forth the agreement between the Trust and BlackRock, please so indicate by signing and returning to the Trust the enclosed copy hereof.

Very truly yours,

BLACKROCK FUNDS III on behalf of the funds listed in Appendix A

By:
Name: Title:

ACCEPTED as of the date set forth above:

BLACKROCK ADVISORS, LLC

By:
Name: Title:

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Appendix A

Fees

Funds of the Trust with Class, if applicable		Administration Fee (as % of net assets)[1]
Fund	Class	Total
BlackRock Cash Funds: Institutional	Institutional	0.05
	Capital	0.07
	Premium	0.10
	Select	0.15
	Aon Captives	0.05
	Trust	0.38
	SL Agency	0.02
BlackRock Cash Funds: Prime	Institutional	0.05
	Capital	0.07
	Premium	0.10
	Select	0.15
	Trust	0.38
	SL Agency	0.02
BlackRock Cash Funds: Government	Institutional	0.05
	Capital	0.07
	Premium	0.10
	Select	0.15
	Trust	0.38
	SL Agency	0.02
BlackRock Cash Funds: Treasury	Institutional	0.05
	Capital	0.07
	Premium	0.10
	Select	0.15
	Trust	0.38
	SL Agency	0.02
BlackRock S&P 500 Stock Fund	Institutional Shares	0.18
	Investor A Shares	0.18
	Investor A1 Shares	0.25

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Expenses attributable to one or more, but not all, of the Funds or share classes (such as shareholder servicing expenses) shall be charged against the assets of the relevant Funds or share classes. Because of the differences in the expenses attributable to one or more, but not all, of the share classes of a particular Fund, a Fund may have different administration fees for different share classes.

Appendix A to BlackRock Funds III Administration Agreement (Unitary Fee)

Funds of the Trust with Class, if applicable		Administration Fee (as % of net assets)[1]
Fund	Class	Total
	Investor B Shares	0.29
	Investor C1 Shares	0.29
	Class K Shares	0.11
	Service Shares	0.19
LifePath Retirement Portfolio	Institutional Shares	0.50
	Investor A Shares	0.50
	Investor C Shares	0.50
	Class R Shares	0.50
	Class K Shares	0.15
LifePath 2020 Portfolio	Institutional Shares	0.50
	Investor A Shares	0.50
	Investor C Shares	0.50
	Class R Shares	0.50
	Class K Shares	0.15
LifePath 2025 Portfolio	Institutional Shares	0.50
	Investor A Shares	0.50
	Investor C Shares	0.50
	Class R Shares	0.50
	Class K Shares	0.15
LifePath 2030 Portfolio	Institutional Shares	0.50
	Investor A Shares	0.50
	Investor C Shares	0.50
	Class R Shares	0.50
	Class K Shares	0.15
LifePath 2035 Portfolio	Institutional Shares	0.50
	Investor A Shares	0.50
	Investor C Shares	0.50
	Class R Shares	0.50
	Class K Shares	0.15
LifePath 2040 Portfolio	Institutional Shares	0.50
	Investor A Shares	0.50
	Investor C Shares	0.50
	Class R Shares	0.50
	Class K Shares	0.15

Appendix A to BlackRock Funds III Administration Agreement (Unitary Fee)

Funds of the Trust with Class, if applicable		Administration Fee (as % of net assets)[1]
Fund	Class	Total
LifePath 2045 Portfolio	Institutional Shares	0.50
	Investor A Shares	0.50
	Investor C Shares	0.50
	Class R Shares	0.50
	Class K Shares	0.15
LifePath 2050 Portfolio	Institutional Shares	0.50
	Investor A Shares	0.50
	Investor C Shares	0.50
	Class R Shares	0.50
	Class K Shares	0.15
LifePath 2055 Portfolio	Institutional Shares	0.50
	Investor A Shares	0.50
	Investor C Shares	0.50
	Class R Shares	0.50
	Class K Shares	0.15
BlackRock Bond Index Fund	Institutional Shares	0.17
	Investor A Shares	0.17
	Class K Shares	0.12
BlackRock CoreAlpha Bond Fund	Institutional Shares	0.10
	Investor A Shares	0.20
	Investor C Shares	0.20

Approved by the Board of Trustees of BlackRock Funds III on April 17, 2012, as amended May 16, 2012, and effective July 1, 2012

Appendix A to BlackRock Funds III Administration Agreement (Unitary Fee)

Appendix B

Function	Master	Feeder	BlackRock Advisors, LLC
MANAGEMENT REPORTING & TREASURY ADMINISTRATION
Monitor portfolio compliance in accordance with the current Registration Statement.	X		Continuously monitor portfolio activity and Fund operations in conjunction with 1940 Act, Registration Statement and any other applicable laws and regulations. Monitor results of testing performed by State Street Bank and Trust Company, the successor corporation to Investors Bank & Trust Company as sub-administrator (“State Street”) and approve resolution of compliance issues addressed by State Street. Note: All references to State Street relate to activities delegated to State Street.
Provide compliance summary package.	X		Review report prepared by State Street.
Perform asset diversification testing to establish qualification as a MC.	X		Continuously monitor portfolio activity in conjunction with IRS requirements. Review results of State Street testing and take any necessary action. Approve tax positions taken.
Perform qualifying income testing to establish qualification as a RIC.		X	Continuously monitor portfolio activity in conjunction with IRS requirements. Review results of State Street testing and take any necessary action. Approve tax positions taken.
Prepare the Funds’ annual expense budget. Establish daily accruals.	X	X	Provide asset level projections and vendor fee information. Approve expense budget prepared by State Street.

Appendix B to BlackRock Funds III Administration Agreement (Unitary Fee)

Function	Master	Feeder	BlackRock Advisors, LLC
Monitor the Funds’ expense budget.	X	X	Provide asset level projections quarterly. Provide vendor information as necessary. Review expense analysis and approve budget revisions prepared by State Street.
Receive and coordinate payment of Fund expenses.	X	X	Approve invoices and allocations of payments. Send invoices to State Street in a timely manner.
Calculate periodic dividend rates to be declared in accordance with management guidelines.		X	Establish and maintain dividend and distribution policies. Approve distribution rates per share and aggregate amounts. Obtain Board approval when required.
Review the Fund’s multi-class dividend calculation procedures. Calculate periodic dividend rates to be declared in accordance with management guidelines.		X	Review and approve dividend calculation methodologies for each class. Approve distribution rates per share and aggregate amounts. Obtain Board approval when required.
Calculate total return information on Funds as defined in the current Registration Statement.		X	Review total return information calculated by State Street.
Calculate gross returns (SEC returns grossed up for expenses)	X		Review gross return information calculated by State Street.
Prepare responses to major industry questionnaires.	X	X	Identify the services to which the Funds report. Provide information as requested.
Prepare Independent Trustee Form 1099- Misc.	X	X	Summarize amounts paid to Independent Trustees during the calendar year. Prepare and mail Form 1099-Misc
FINANCIAL REPORTING
Prepare financial information for presentation to Fund management and Board of Trustees.	X	X	Review financial information prepared by State Street.

Appendix B to BlackRock Funds III Administration Agreement (Unitary Fee)

Function	Master	Feeder	BlackRock Advisors, LLC
Coordinate the annual audit and semi-annual preparation and printing of financial statements and notes with management, fund accounting and the Fund auditors.	X	X	Provide past financial statements and other information required to create templates to State Street, including report style and graphics. Approve format and text as standard. Approve production cycle and assist in managing to the cycle. Coordinate review and approval by portfolio managers of portfolio listings to be included in financial statements. Prepare appropriate management letter and coordinate production of Management Discussion and Analysis. Review and approve entire report. Make appropriate representations in conjunction with audit.
LEGAL
Prepare agenda and Board materials for quarterly Board meetings.	X	X	Review and approve Board materials and Board and committee meeting minutes.
Prepare and file Form N-SAR.	X	X	Provide appropriate responses. Review and authorize filing prepared by State Street.
Prepare amendments to Registration Statement.	X	X	Review and approve amendments as prepared and coordinated by State Street.
Prepare Registration Statement supplements.		X	Review and approve Registration Statement supplements, as prepared by State Street.
Preparation and filing of 24f-2 Notice.		X	Review and approve filing, as prepared by State Street.
Proxy Material/Shareholder Meetings	X	X	Review and approve proxy, as prepared by State Street.
Updating of fidelity bond insurance coverage.	X	X	Obtain required fidelity bond insurance coverage. Monitor level of fidelity bond insurance maintained in accordance with required coverage.

Appendix B to BlackRock Funds III Administration Agreement (Unitary Fee)

Function	Master	Feeder	BlackRock Advisors, LLC
Respond to regulatory audits.	X	X	Coordinate with regulatory authorities to provide requested documentation and resolutions to inquiries.
Maintain and preserve the “corporate” records of each Trust, including each Fund and Master Portfolio.	X	X	Delegated to State Street.
BLUE SKY
Maintain effective Blue Sky notification filings for states in which Fund management intends to solicit sales of Fund shares.		X	Identify states in which filings are to be made. Identify exempt transactions to transfer agent for appropriate exclusion from blue sky reporting.
File amendments to Registration Statement with the applicable state securities commissions in coordination with SEC filing, if required.		X	Inform State Street of filings prior to SEC filing.
TAX
Prepare income tax provisions.	X	X	Provide transaction information as requested by State Street. Identify Passive Foreign Investment Companies (PFICs). Approve tax accounting positions to be taken. Approve provisions.
Calculate excise tax distributions	X	X	Provide transaction information as requested as requested by State Street. Identify PFICs. Approve tax accounting positions to be taken. Review and approve all income and distribution calculations, including projected income and dividend shares. Approve distribution rates per share and aggregate amounts. Obtain Board approval when required.
Prepare tax returns	X	X	Review and sign tax return prepared by State Street.

Appendix B to BlackRock Funds III Administration Agreement (Unitary Fee)

Function	Master	Feeder	BlackRock Advisors, LLC
Prepare Form 1099		X	Review and approve information provided for Form 1099 by State Street.
Prepare other year-end tax-related disclosures		X	Review and approve information provided by State Street.
ACTIVITIES IN CONNECTION WITH SHAREHOLDER SERVICING AND PROCESSING
Engage Agents		X	Identifying, appointing, engaging, terminating and paying Agents
Perform Servicing and Processing Functions		X	Performing functions not assumed by Agents or delegated to State Street
Supervise Agents		X	Review reports from Agents and State Street
Report		X	Compile Board report with names of Agents and expenditures, as contemplated by Feeder’s Shareholder Servicing Plan and Shareholder Servicing and Processing Plan
ACTIVITIES IN CONNECTION WITH SUPPORTING FEEDERS
Record investments in each Master Portfolio	X		Maintain an inventory and record of investment in, and withdrawals from, the Master Portfolio by each Feeder and provide information or assistance reasonably required to reconcile such inventory and record with the books and records of the Feeder
Provide information in connection with tax distributions	X		Provide any information or assistance reasonably required to calculate tax distributions for the Feeders

Appendix B to BlackRock Funds III Administration Agreement (Unitary Fee)

Function	Master	Feeder	BlackRock Advisors, LLC
Maintain and provide other books and records	X		Maintain, prepare or provide such other records relating to investments by a Feeder in its corresponding Master Portfolio which may be reasonably required in connection with reports relating to the Feeder or the Master Portfolio to regulatory authorities
Report	X		Prepare and provide information reporting relating to the performance or holdings of the Master Portfolio as may reasonably requested in order to provide information to shareholders of the Feeders

Appendix B to BlackRock Funds III Administration Agreement (Unitary Fee)

Function	Master	Feeder	BlackRock Advisors, LLC
Provide additional administrative support	X

Upon reasonable request

•   Prepare reports or other information relating to each Feeder’s investment in its corresponding Master Portfolio to be provided to third-party reporting services

•   Use best efforts to require each Master Portfolio’s independent public auditors to provide the party Feeder’s independent public auditors with assistance or cooperation

•   Attend Feeder Board meetings and assist in preparing reports to such Board (or answering questions in connection therewith)

•   Provide information regarding the Master Portfolios and their compliance policies and procedures (to the extent available) that is necessary in connection with the Feeders’ compliance policies and procedures

•   provide assistance in connection with responding to regulatory inquiries

Appendix B to BlackRock Funds III Administration Agreement (Unitary Fee)